Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                         For the Month of April 1998
                       Distribution Date of May 15, 1998
                           Servicer Certificate #31

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $149,863,734.61
Beginning Pool Factor                                           0.2854811

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,329,085.80
     Interest Collected                                     $1,290,579.23

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $301,402.14
Total Additional Deposits                                     $301,402.14

Repos / Chargeoffs                                             $87,825.24
Aggregate Number of Notes Charged Off                                  69

Total Available Funds                                      $11,921,067.17

Ending Pool Balance                                       $139,446,823.57
Ending Pool Factor                                              0.2656376

Servicing Fee                                                 $124,886.45

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,695,338.37
     Target Percentage                                               5.50%
     Target Balance                                         $7,669,575.30
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($671,357.44)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.854%
Current Weighted Average Remaining Term (months):                   23.69

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,561,225.36      1,004
                                31 - 60 days            $451,053.40        324
                                60+  days               $136,774.98         66

     Total:                                           $2,149,053.74      1,019

     Balances:                  60+  days             $1,527,740.24         66

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $49,234.54
+    Excess Serv.                                       $622,122.90
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,695,338.37

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of April 1998

                                                                              NOTES
                                                         (Money Market)
                                              TOTAL         CLASS A - 1         CLASS A - 2        CLASS A - 3        CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                 $149,863,734.61
Ending Pool Balance                    $139,446,823.57

Collected Principal                     $10,329,085.80
Collected Interest                       $1,290,579.23
Charge - Offs                               $87,825.24
Liquidation Proceeds / Recoveries          $301,402.14
Servicing                                  $124,886.45
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $11,796,180.72

Beginning Balance                      $149,863,734.61               $0.00              $0.00    $138,684,057.86     $11,179,676.75

Interest Due                               $757,146.78               $0.00              $0.00        $699,198.79         $57,947.99
Interest Paid                              $757,146.78               $0.00              $0.00        $699,198.79         $57,947.99
Principal Due                           $10,416,911.04               $0.00              $0.00     $10,052,319.15        $364,591.89
Principal Paid                          $10,416,911.04               $0.00              $0.00     $10,052,319.15        $364,591.89

Ending Balance                         $139,446,823.57               $0.00              $0.00    $128,631,738.71     $10,815,084.86
Note / Certificate Pool Factor                                      0.0000             0.0000             0.4524             0.5886
   (Ending Balance / Original Pool Amount)
Total Distributions                     $11,174,057.82               $0.00              $0.00     $10,751,517.94        $422,539.88

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $622,122.90
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,695,338.37
(Release) / Draw                          ($671,357.44)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  April, 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                    4                   3                  2                   1
                                          Dec-97              Jan-98              Feb-98              Mar-98              Apr-98
Beginning Pool Balance              $189,740,165.51     $177,643,390.82     $168,562,493.73     $160,087,143.54     $149,863,734.61

A)   Loss Trigger:
Principal of Contracts Charged Off       $21,675.95         $244,474.62         $313,254.67          $41,333.74          $87,825.24
Recoveries                              $294,381.11         $450,213.60          $72,027.99         $583,334.83         $301,402.14

Total Charged Off (Months 5, 4, 3)      $579,405.24
Total Recoveries (Months 3, 2, 1)       $956,764.96
Net Loss / (Recoveries) for 3 Mos      ($377,359.72)(a)

Total Balance (Months 5, 4, 3)      $535,946,050.06(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.8449%

Trigger:  Is Ratio > 1.5%                        No
                                                                                  Feb-98              Mar-98              Apr-98

B)   Delinquency Trigger:                                                     $1,260,002.21       $1,150,174.46       $1,527,740.24
     Balance delinquency 60+ days                                                  0.74750%            0.71847%            1.01942%
     As % of Beginning Pool Balance                                                0.80118%            0.76661%            0.82846%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer